Exhibit 23.6

October 29, 2019

Brooge Holdings Limited

c/o Brooge Petroleum and Gas Investment Company FZE

P.O. Box 50170

Fujairah, United Arab Emirates

Re: Consent of IHS Markit

Ladies and Gentlemen,

We understand that Brooge Holdings Limited (the “Company”) is filing a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) which contains a preliminary proxy statement (the “Proxy”) of Twelve Seas Investment Company (“Twelve Seas”) in connection with its proposed business combination with Twelve Seas and Brooge Petroleum and Gas Investment Company FZE (the “Proposed Business Combination”).

We hereby consent to the references to our name (including our marketing name “IHS Markit”) and the inclusion of information, data and statements from our industry research report titled “Project HUB: Industry Analysis - Crude Oil and Refined Products, Oil Storage Terminals and Key Terminal Hubs” dated 30th June 2018 (the “Report”), as well as the citation of the Report, (i) in the Registration Statement and any amendments thereto, (ii) in the Proxy, any amendments thereto, and any final or definitive versions thereof, (iii) in any written correspondences with the SEC, (iv) in any other future filings with the SEC by the Company that include the information, data and statements from the Report as a result of the incorporation by reference of the Registration Statement or the Proxy, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (v) on the websites of the Company and its subsidiaries and controlled affiliates, (vi) in institutional and retail road shows and other activities in connection with the Proposed Business Combination, and in other publicity materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

IHS Global Pte. Limited

/s/ Ravivenkatesh Narayanaswamy

Ravivenkatesh Narayanaswamy
Vice President